Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

iPower Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	Other		$	$			$0.00
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share	(2)	Other						0.00
Fees to be Paid	Debt	Preferred Stock, $0.001 par value per share	(3)	Other						0.00
Fees to be Paid	Other	Warrants	(4)	Other						0.00
Fees to be Paid	Other	Rights	(5)	Other						0.00
Fees to be Paid	Other	Units	(6)	Other						0.00
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$		$50,000,000.00	0.000087	$4,350.00

Total Offering Amounts:								$50,000,000.00		4,350.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										4,350.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	See footnote 1.
(2)	See footnote 1.
(3)	See footnote 1.
(4)	See footnote 1.
(5)	See footnote 1.
(6)	See footnote 1.
(7)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of shares of common stock, shares of preferred stock, debt securities, warrants, rights, and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferences shares and/or debt securities registered hereby, or (ii) shares of common stock, shares of preferred stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $50,000,000. No separate consideration will be received for (i) shares of common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable shares of preferred stock and/or debt securities registered hereby, or (ii) shares of common stock, shares of preferred stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Registrant, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	iPower Inc.	(1,2)	S-3	333-274665	09/25/2023		$4,350.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$43,184,022.40	$
Fee Offset Sources	iPower Inc.		S-3	333-274665		09/25/2023							4,350.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant previously paid an aggregate of $5,510 in filing fees in connection with the registration of an aggregate of $50,000,000 of securities of securities pursuant to the Registrant’s Registration Statement on Form S-3 filed on September 25, 2023, as amended on a pre-effective basis on September 28, 2023, and declared effective on September 29, 2023 (the “Previous Registration Statement”). The Registrant has issued an aggregate of $6,815,977.60 of securities under the Previous Registration Statement. Therefore, an aggregate of $4,758.87 of SEC filing fees remains unutilized and is attributable to $43,184,022.40 of unsold securities previously registered under the Previous Registration Statement and is available for future registration fees pursuant to Rule 457(p) under the Securities Act. Accordingly, no additional filing fee is due with respect to such unsold securities in connection with the filing of this Registration Statement. The Previous Registration Statement and the offering of the unsold securities registered under the Previous Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Offset Note(s):

(2)	This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Previous Registration Statement.